Exhibit 99.1

Not for Immediate Release

Verisk Ends Effort to Acquire AccuLynx

Executes Plan to Redeem Acquisition-Related Debt

JERSEY CITY, N.J., DECEMBER 29, 2025 — Verisk (Nasdaq: VRSK), a leading global data analytics and technology provider, announced today that it has terminated its definitive agreement to purchase AccuLynx. This decision follows the notification by the Federal Trade Commission (FTC) that it has not completed its review of the transaction by the December 26, 2025 termination date set forth in the agreement.

The Company also announced that it will redeem the $1.50 billion aggregate principal amount of senior notes that were issued in connection with the planned acquisition for a price equal to 101% of their principal amount plus accrued and unpaid interest to the redemption date. The redemption is required pursuant to a special mandatory redemption provision in the terms of the notes. Pro forma for the redemption of the notes, Verisk’s leverage at September 30, 2025 would have been 1.9 times LTM adjusted EBITDA. As of September 30, 2025, Verisk had $1.2 billion of capacity remaining under our share repurchase authorization.

Lee Shavel, president and CEO of Verisk, stated, “Verisk remains committed to our capital allocation discipline – balancing organic investment in our highest return on capital opportunities while returning capital to shareholders through dividend and repurchases. We continue to have confidence in our ability to deliver results in line with our long-term growth targets for this year, for 2026 and beyond.”

AccuLynx has notified Verisk that it believes Verisk’s termination of the merger agreement is invalid. Verisk strongly disagrees with this assertion and intends to vigorously defend against any such assertions.

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About Verisk

Verisk (Nasdaq: VRSK) is a leading strategic data analytics and technology partner to the global insurance industry. It empowers clients to strengthen operating efficiency, improve underwriting and claims outcomes, combat fraud and make informed decisions about global risks, including climate change, catastrophic events, sustainability and political issues. Through advanced data analytics, software, scientific research and deep industry knowledge, Verisk helps build global resilience for individuals, communities and businesses. With teams across more than 20 countries, Verisk consistently earns certification by Great Place to Work and fosters an inclusive culture where all team members feel they belong. For more, visit Verisk.com and the Verisk Newsroom.

Contacts:

Investor Relations

Stacey Brodbar

Head of Investor Relations, Verisk

201-469-4327

stacey.brodbar@verisk.com

Media

Amy Ebenstein

Public Relations, Verisk

551-225-0585

amy.ebenstein@verisk.com

Forward-Looking Statements

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